EXHIBIT 99.1

Contacts:
Jennifer Meyer
WebMD Corporation
Media: 212/624-3912
Investors: 201-414-2002

WEBMD TO ACQUIRE ViPS
Strengthens WebMD’s offerings to the Government, BCBS and Commercial Payer Sectors

ELMWOOD PARK, NJ (July 12, 2004) – WebMD Corporation (NASDAQ: HLTH) today announced that it has entered into a definitive agreement to acquire ViPS, Inc., a privately held provider of information technology, decision support solutions and consulting services to government, Blue Cross Blue Shield (BCBS) and commercial healthcare payers. ViPS develops and provides a full range of solutions for systems support, claims processing, provider performance measurement, quality improvement, fraud prevention, disease management and predictive modeling.

ViPS’ Government Solutions Group provides technology services and project personnel to Federal and State agencies, such as the Centers for Medicare and Medicaid Services (CMS) as well as to key information services contractors for those agencies. ViPS’ personnel provide systems support for data warehousing, claims processing, decision support, and fraud detection. In addition, ViPS’ consultants assess workflow, design complex database architectures, perform data analysis and analytic reporting functions for agencies and contractors in the public sector.

“With the Administration’s focus on modernizing the healthcare system, there’s never been a more opportune time to simplify the business of healthcare while improving the quality of care,” said Roger Holstein, CEO of WebMD Corporation.

“ViPS’ extensive experience in the government sector, when combined with WebMD’s full suite of end-to-end transaction management capabilities, will enable us to expand our collective offerings to help CMS and other government agencies accelerate their cost reduction efforts and improve the effectiveness of their systems and workflow,” said Jenny G. Morgan, President and CEO of ViPS.

Utilizing the latest in web-enabled technology, ViPS’ Health Payer Solutions Group develops data warehouses and tools for disease management, predictive modeling, provider performance, HEDIS® quality improvement, healthcare fraud detection and financial management. ViPS provides consulting expertise and outsourcing services to help its customers, including commercial health plans and over 65% of the nation’s BCBS plans, monitor clinical and financial results in order to predict risk, determine the most effective treatments and evaluate provider networks.

Mr. Holstein continued: “WebMD’s acquisition of ViPS will strengthen our Personal Health Manager services for our payer and employer customers. The integration of ViPS’ capabilities will enable these customers to better communicate with their members and providers about treatment and utilization issues to improve the effectiveness of care.”

The purchase price for the acquisition of ViPS is $160 million, including certain assumed liabilities, and will be paid in cash. The purchase price is subject to customary post-closing adjustments. The transaction is subject to the Hart-Scott-Rodino Act and other customary conditions and is expected to close within 30 days.

For the twelve months ended December 31, 2003, unaudited results for ViPS included revenues of approximately $59 million, and earnings before interest, taxes, depreciation and amortization of approximately $17 million.

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Medical Manager is a leading provider of physician practice management software and related services. WebMD Envoy is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.

All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: the amount and timing of the benefits expected from the transactions referred to in this press release; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.